WILMINGTON FUNDS

(a Delaware statutory trust)

POWER OF ATTORNEY

Each of the undersigned as officers of Wilmington Funds (the “Trust”), a Delaware statutory trust, hereby constitutes and appoints the Secretaries and Assistant Secretaries of the Trust, and each of them with power to act without the others, his attorney-in-fact, with full power of substitution and resubstitution, to sign the Registration Statement on Form N-14 under the Securities Act of 1933, as amended, of the Trust as it relates to the reorganization of the Wilmington Maryland Municipal Bond Fund into the Wilmington Municipal Bond Fund, each a series of the Trust, and any and all amendments thereto, and to file the same, with all exhibits thereto and other documents in connection therewith, with the U.S. Securities and Exchange Commission, and each of them shall have full power and authority to do and perform in the name and on behalf of the undersigned in any and all capacities, all and every act and thing requisite or necessary to be done, as fully and to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming that which said attorneys, or any of them, may lawfully do or cause to be done by virtue hereof. This instrument may be executed in one or more counterparts.

IN WITNESS WHEREOF, the undersigned has herewith set his, her or its name and seal as of this 17th day of September, 2014.

/s/ Richard J. Berthy
Richard J. Berthy, Chief Executive Officer

/s/ Christopher Randall
Christopher Randall, President

/s/ Christopher W. Roleke
Christopher W. Roleke, Treasurer

WILMINGTON FUNDS

(a Delaware statutory trust)

POWER OF ATTORNEY

Each of the undersigned as trustees of Wilmington Funds (the “Trust”), a Delaware statutory trust, hereby constitutes and appoints the Secretaries and Assistant Secretaries of the Trust, and each of them with power to act without the others, his attorney-in-fact, with full power of substitution and resubstitution, to sign the Registration Statement on Form N-14 under the Securities Act of 1933, as amended, of the Trust as it relates to the reorganization of the Wilmington Maryland Municipal Bond Fund into the Wilmington Municipal Bond Fund, each a series of the Trust, and any and all amendments thereto, and to file the same, with all exhibits thereto and other documents in connection therewith, with the U.S. Securities and Exchange Commission, and each of them shall have full power and authority to do and perform in the name and on behalf of the undersigned in any and all capacities, all and every act and thing requisite or necessary to be done, as fully and to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming that which said attorneys, or any of them, may lawfully do or cause to be done by virtue hereof. This instrument may be executed in one or more counterparts.

IN WITNESS WHEREOF, the undersigned has herewith set his, her or its name and seal as of this [17th] day of September, 2014.

/s/ Joseph J. Castiglia	/s/ Robert H. Arnold
Joseph J. Castiglia, Trustee	Robert H. Arnold, Trustee

/s/ William H. Cowie	/s/ John S. Cramer
William H. Cowie, Jr., Trustee	John S. Cramer, Trustee

/s/ R. Samuel Fraundorf	/s/ Daniel R. Gernatt
R. Samuel Fraundorf, Trustee	Daniel R. Gernatt, Jr., Trustee

/s/ Nicholas A. Giordano	/s/ Richard B. Seidel
Nicholas A. Giordano, Trustee	Richard B. Seidel, Trustee

/s/ Robert J. Truesdell
Robert J. Truesdell, Trustee